Exhibit 99.1

   Praxair Reports First Quarter EPS of 68 Cents and Raises Guidance

    DANBURY, Conn.--(BUSINESS WIRE)--April 26, 2006--Praxair, Inc. (NYSE: PX) announced record first-quarter net income of $225 million, and diluted earnings per share of 68 cents. Earnings per share and net income grew 19% on a comparable basis including stock option expense in the prior year.*
    Sales in the first quarter rose 11% to $2,026 million, compared to $1,827 million in the 2005 quarter. Operating profit of $352 million grew 17% on a comparable basis due to strong sales growth and significant operating leverage from price attainment and productivity.
    "We delivered another quarter of record results," said Dennis H. Reilley, chairman and chief executive officer. "Our electronics business led sales higher with growth of 35%, followed by aerospace, metals and manufacturing, which showed high double-digit growth."
    In North America, first-quarter sales of $1,169 million rose 10% from $1,060 million in the year-ago quarter. Higher shipments to manufacturing, chemicals, metals, and electronics markets, combined with higher overall pricing, drove the year-over-year sales growth. Operating profit grew 24% on a comparable basis to a record $200 million.
    In Europe, sales were 6% below the prior year due to a weaker Eurocurrency. Sales in local currency grew 4%, due to higher pricing and volume growth in gases and electronic materials. Operating profit of $59 million was comparable to the prior year period, excluding currency effects.
    In South America, sales of $317 million grew 30% versus the year-ago quarter, and 12% excluding currency effects, from strong pricing comparisons and higher volumes. Sales growth was broad based across all end markets. Operating profit rose to $57 million, an increase of 36% versus last year's quarter on a comparable basis.
    Sales in Asia grew 20% to $147 million, from $122 million in the year-ago quarter. Strong growth in sales of electronic gases and materials drove the sales increase. Operating profit rose to $23 million.
    Praxair Surface Technologies' sales in the quarter grew to $125 million, 8% above the prior year. Excluding currency effects, quarter-over-quarter sales growth was 12%, due primarily to strong demand for OEM aviation coatings and higher pricing. Operating profit grew to $13 million, an increase of 30% on a comparable basis.
    Cash flow from operations was $243 million in the first quarter. Capital expenditures were $256 million. The company's after-tax return-on-capital ratio* was 13.7% for the quarter.
    For the second quarter of 2006, Praxair expects diluted earnings per share in the range of 68 cents to 71 cents, 11% to 16% above the second quarter of 2005, adjusting the prior period for stock option expense.
    For the full year of 2006, Praxair expects continued year-over-year sales growth in the area of 10%. Diluted earnings per share are expected to be in the range of $2.74 to $2.82, representing 13% to 17% growth versus the prior year on a comparable basis. Full-year capital expenditures are expected to be in the area of $900 million to $950 million, supporting a growing backlog of new projects and new business in all geographic regions.
    Commenting on Praxair's business outlook Reilley said, "We expect strong growth in 2006 and 2007 as projects in our backlog come on-stream, and new applications technologies take hold. We are seeing an increasing number of diverse and profitable growth opportunities in our key geographies. We expect that these opportunities and our strong execution capability will continue to sustain strong earnings growth for the foreseeable future."

    Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2005 sales of $7.7 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

    *See the attachments for calculations of non-GAAP measures related to operating profit, net income, earnings per share, after-tax return-on-capital, and debt-to-capital ratios. All year-over-year comparisons use 2005 results adjusted to include stock option expense.

    Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and
Appendix: Non-GAAP Measures

    A teleconference on Praxair's first-quarter results is being held this morning, April 26, at 11:00 am Eastern Time. The number is (617) 801-9715 -- Passcode: 82767933. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are available on www.praxair.com/investors.

    This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of tax and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of litigation and regulatory agency actions; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company's latest Annual Report on Form 10-K filed with the SEC which should be reviewed carefully. Please consider the company's forward-looking statements in light of those risks.



                    PRAXAIR, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
             (Millions of dollars, except per share data)
                              (UNAUDITED)

                                                Quarter Ended
                                                  March 31,
                                              -----------------
                                                2006     2005
                                              -------- --------
SALES                                          $2,026   $1,827 (a)
Cost of sales                                   1,207    1,109
Selling, general and administrative               273      245
Depreciation and amortization                     171      162
Research and development                           21       20
Other income (expense) - net                       (2)      18 (b)
                                              -------- --------
OPERATING PROFIT                                  352      309 (c)
Interest expense - net                             38       42
                                              -------- --------
INCOME BEFORE INCOME TAXES                        314      267
Income taxes                                       83       69
                                              -------- --------
                                                  231      198
Minority interests                                 (8)      (7)
Income from equity investments                      2        4
                                              -------- --------
NET INCOME                                       $225     $195 (c)
                                              ======== ========

PER SHARE DATA

Basic earnings per share                        $0.69    $0.60

Diluted earnings per share                      $0.68    $0.59

Cash dividends                                  $0.25    $0.18

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)              323,804  323,818
Diluted shares outstanding (000's)            330,043  329,669

    (a) Sales for the 2006 quarter increased $13 million from the incremental contractual pass-through of higher hydrogen feedstock costs, with minimal impact on operating profit compared to 2005. Sales for the quarter increased $28 million due to currency effects versus 2005.

    (b) Other income (expense) - net for the 2005 quarter includes an $11 million net benefit related to a favorable settlement of a customer obligation partially offset by legal and insurance accruals.

    (c) 2006 results include stock option expense ($11 million, $7 million after-tax) while 2005 reported results do not.
        Comparable 2005 results are shown in the Quarterly Financial
        Summary.


                    PRAXAIR, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Millions of dollars)
                              (UNAUDITED)

                                       March 31,     December 31,
                                         2006           2005
                                     -------------- --------------
ASSETS
Cash and cash equivalents               $       32     $      173
Accounts receivable                          1,405          1,386
Inventories                                    391            373
Prepaid and other current assets               225            201
                                     -------------- --------------
TOTAL CURRENT ASSETS                         2,053          2,133

Property, plant and equipment - net          6,271          6,108
Goodwill                                     1,568          1,545
Other intangibles - net                         77             81
Other assets                                   647            624
                                     -------------- --------------
TOTAL ASSETS                               $10,616        $10,491
                                     ============== ==============

LIABILITIES AND EQUITY
Accounts payable                              $581           $639
Short-term debt                                346            231
Current portion of long-term debt              285            290
Other current liabilities                      862            841
                                     -------------- --------------
TOTAL CURRENT LIABILITIES                    2,074          2,001

Long-term debt                               2,777          2,926
Other long-term liabilities                  1,433          1,460
                                     -------------- --------------
TOTAL LIABILITIES                            6,284          6,387

Minority interests                             207            202
Shareholders' equity                         4,125          3,902
                                     -------------- --------------
TOTAL LIABILITIES AND EQUITY            $   10,616     $   10,491
                                     ============== ==============

                    PRAXAIR, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Millions of dollars)
                              (UNAUDITED)
                                                        Quarter
                                                         Ended
                                                        March 31,
                                                       -----------
                                                       2006  2005
                                                       ----- -----

OPERATIONS
  Net income                                           $225  $195
  Depreciation and amortization                         171   162
  Accounts receivable                                   (21)  (38)
  Inventory                                             (16)  (12)
  Payables and accruals                                 (54)   78
  Pension contributions                                 (92)  (71)
  Other                                                  30   (25)
                                                       ----- -----
     Net cash provided by operating activities          243   289
                                                       ----- -----

INVESTING
  Capital expenditures                                 (256) (165)
  Acquisitions                                           (3)   (2)
  Divestitures and asset sales                            5    13
                                                       ----- -----
     Net cash used for investing activities            (254) (154)
                                                       ----- -----

FINANCING
  Debt increase (decrease) - net                        (58)  (40)
  Excess tax benefit on stock option exercises            9     -
  Issuance of common stock                               88    61
  Purchases of common stock                             (91)  (92)
  Cash dividends                                        (81)  (58)
  Minority transactions and other                         2    (4)
                                                       ----- -----
     Net cash used for financing activities            (131) (133)

Effect of exchange rate changes on cash and
 cash equivalents                                         1    (1)
                                                       ----- -----

Change in cash and cash equivalents                    (141)    1

Cash and cash equivalents, beginning-of-period          173    25
                                                       ----- -----

Cash and cash equivalents, end-of-period                $32   $26
                                                       ===== =====


                    PRAXAIR, INC. AND SUBSIDIARIES
                          SEGMENT INFORMATION
                         (Millions of dollars)
                              (UNAUDITED)

                                                    Quarter Ended
                                                      March 31,
                                                   ---------------
                                                     2006    2005
                                                   ------- -------
   SALES (a)
     North America (b)                             $1,169  $1,060
     Europe (c)                                       268     285
     South America (d)                                317     244
     Asia (e)                                         147     122
     Surface Technologies (f)                         125     116
                                                   ------- -------
          Total sales                              $2,026  $1,827
                                                   ======= =======

   SEGMENT OPERATING PROFIT
     North America (b)                               $200    $166
     Europe (c)                                        59      67
     South America (d)                                 57      43
     Asia (e)                                          23      22
     Surface Technologies (f)                          13      11
                                                   ------- -------
          Total operating profit                     $352    $309
                                                   ======= =======



    (a)In 2006, Praxair changed its presentation of segment sales to reflect external sales only. Segment operating profit was not impacted. 2005 sales amounts have been reclassified to conform to current period presentation.

    (b)North American 2006 sales for the quarter increased $13 million from the contractual pass-through of higher hydrogen feedstock costs, with minimal impact on operating profit compared to 2005. Sales for the quarter increased $16 million due to currency effects versus 2005. 2006 operating profit included stock option expense of $6 million.

    (c)European 2006 sales for the quarter decreased $27 million due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million.

    (d)South American 2006 sales for the quarter increased $43 million due to currency effects versus 2005. 2006 operating profit included stock option expense of $2 million.

    (e)Asian 2006 sales for the quarter increased $1 million due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million.

    (f)Surface Technologies 2006 sales for the quarter decreased $5 million due to currency effects versus 2005. 2006 operating profit included stock option expense of $1 million.



                    PRAXAIR, INC. AND SUBSIDIARIES
                      QUARTERLY FINANCIAL SUMMARY
             (Millions of dollars, except per share data)
                              (UNAUDITED)

                            2006      2005 SFAS 123R Revised (a)
                          -------- --------------------------------
                             Q1       Q4    Q3 (b)    Q2      Q1
FROM THE INCOME STATEMENT
Sales                      $2,026   $2,020  $1,890  $1,919  $1,827
Cost of sales               1,207    1,221   1,145   1,167   1,109
Selling, general and
 administrative               273      261     252     257     254
Depreciation and
 amortization                 171      175     165     163     162
Research and development       21       23      19      20      20
Other income (expenses) -
 net                           (2)      (5)     (2)     (1)     18
                          -------- --------------------------------
Operating profit              352      335     307     311     300
Interest expense - net         38       40      40      41      42
Income taxes                   83       76     160      60      66
Minority interests             (8)      (9)     (8)    (13)     (7)
Income from equity
 investments                    2        4       2       5       4
                          -------- --------------------------------
Income before accounting
 change                       225      214     101     202     189
Accounting change (c)           -       (6)      -       -       -
                          -------- --------------------------------
Net income                   $225     $208    $101    $202    $189
                          ======== ================================

PER SHARE DATA
Diluted earnings per
 share:
Income before accounting
 change                     $0.68    $0.65   $0.31   $0.61   $0.57
Accounting change (c)           -    (0.02)      -       -       -
                          -------- --------------------------------
Net income                  $0.68    $0.63   $0.31   $0.61   $0.57
                          ======== ================================
Cash dividends per share    $0.25    $0.18   $0.18   $0.18   $0.18
Diluted weighted average
 shares outstanding
 (000's)                  330,043  329,113 329,993 329,818 329,669

FROM THE BALANCE SHEET
Total debt                 $3,408   $3,447  $3,272  $3,327  $3,449
Total capital (d)           7,740    7,551   7,370   7,373   7,321
Debt-to-capital ratio (d)    44.0%    45.6%   44.4%   45.1%   47.1%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations    $243     $376    $420    $390    $289
Capital expenditures          256      279     235     198     165
Acquisitions                    3       36       3       3       2
Cash dividends                 81       59      58      58      58

OTHER INFORMATION
Number of employees        27,231   27,306  27,222  27,134  27,082
After-tax return on
 capital (ROC) (d)           13.7%    13.6%   12.5%   13.4%   12.4%

SEGMENT DATA (e)
SALES
North America              $1,169   $1,185  $1,087  $1,098  $1,060
Europe                        268      258     258     287     285
South America                 317      313     292     274     244
Asia                          147      148     136     137     122
Surface Technologies          125      116     117     123     116
                          -------- --------------------------------
    Total                  $2,026   $2,020  $1,890  $1,919  $1,827
                          ======== ================================
OPERATING PROFIT
North America                $200     $187    $159    $155    $161
Europe                         59       60      62      71      66
South America                  57       55      51      49      42
Asia                           23       24      23      23      21
Surface Technologies           13        9      12      13      10
                          -------- --------------------------------
    Total                    $352     $335    $307    $311    $300
                          ======== ================================

    (a) 2006 results include the effect of expensing stock options ($11 million, $7 million after tax). The 2005 SFAS 123R Revised results include the pro-forma impact of expensing stock options and are comparable to the 2006 presentation. Non-GAAP measures, see Appendix.

    (b) The third quarter 2005 excludes the impact of a $92 million income tax charge for the repatriation of foreign earnings and other tax adjustments.

    (c) Represents charge to earnings related to conditional asset retirement oblgations.

    (d) Non-GAAP measure, see Appendix.

    (e) In 2006, Praxair changed its presentation of segment sales to reflect external sales only. Segment operating profit was not impacted. 2005 sales amounts have been reclassified to conform to current period presentation.

                    PRAXAIR, INC. AND SUBSIDIARIES
                               APPENDIX
                           NON-GAAP MEASURES
                     (Dollar amounts in millions)
                              (UNAUDITED)

 Definitions of the following non-GAAP measures may not be comparable to similar definitions used by other companies. Praxair believes that (i) its debt-to-capital ratio is appropriate for measuring its financial leverage; (ii) its after-tax return on invested capital ratio is an appropriate measure for judging performance as it reflects the approximate after-tax profit earned as a percentage of investments by all parties in the business (debt, minority interests and shareholders' equity) and the adjusted ROC amount will help investors understand underlying performance on a comparable basis; and (iii) operating profit, net income and diluted EPS amounts that include pro-forma stock option expense in 2005 periods, help investors understand underlying performance on a comparable basis.

                                   2006              2005
                                  ------- ----------------------------
                                    Q1      Q4     Q3     Q2     Q1
Total Capital
-------------
   Total debt                     $3,408  $3,447 $3,272 $3,327 $3,449
   Minority interests                207     202    225    225    221
   Shareholders' equity            4,125   3,902  3,873  3,821  3,651
                                  ------- ----------------------------
    Total Capital                 $7,740  $7,551 $7,370 $7,373 $7,321
                                  ======= ============================

Debt-to-Capital Ratio               44.0%   45.6%  44.4%  45.1%  47.1%
---------------------             ======= ============================


After-Tax Return on Capital (ROC)
----------------------------------

   Adjusted operating profit (a)    $352    $335   $307   $311   $300
   Less: adjusted taxes (a,b)        (83)    (76)   (68)   (60)   (66)
   Less: tax benefit on
    interest expense                 (10)    (10)   (10)   (11)   (11)
   Add: income from
    equity investments                 2       4      2      5      4
                                  ------- ----------------------------
   Net operating profit
    after-tax (NOPAT)               $261    $253   $231   $245   $227

   Beginning capital              $7,551  $7,370 $7,373 $7,321 $7,358
   Ending capital                 $7,740  $7,551 $7,370 $7,373 $7,321
   Average capital                $7,646  $7,461 $7,372 $7,347 $7,340

   ROC %                             3.4%    3.4%   3.1%   3.3%   3.1%

    ROC % (annualized)              13.7%   13.6%  12.5%  13.4%  12.4%
                                  ======= ============================


    (a) 2006 operating profit and reported taxes include the effect of expensing stock options while 2005 reported amounts do not. The 2005 operating profit and reported tax amounts have been adjusted to include the pro-forma impact of expensing stock options and are comparable to the 2006 presentation. See the following section "2005 FAS 123R Revised," for the calculation of these non-GAAP measures.

    (b) The third quarter 2005 excludes the impact of a $92 million income tax charge for the repatriation of foreign earnings and other tax adjustments.


                    PRAXAIR, INC. AND SUBSIDIARIES
                          APPENDIX, CONTINUED
                     NON-GAAP MEASURES, CONTINUED
          (Dollar amounts in millions, except per share data)
                              (UNAUDITED)

2005 SFAS 123R Revised Income Statement Amounts ("Revised")
-----------------------------------------------------------
                    --------------------------------------------------
                      First Quarter 2005      Second Quarter 2005
                    --------------------------------------------------
                    Reported  Adj. Revised Reported  Adj.     Revised
                              (a)                    (a)
                    --------------------------------------------------

 Praxair
  Consolidated:
    Sales           $1,827     $-  $1,827 $1,919     $-        $1,919
    Cost of sales    1,109      -   1,109  1,167      -         1,167
    Selling, general
     and
     administrative    245     (9)    254    247    (10)          257
    Depreciation and
     amortization      162      -     162    163      -           163
    Research and
     development        20      -      20     19     (1)           20
    Other income
     (expense) - net    18      -      18     (1)     -            (1)
                    ------- ------ -------------- ------ -------------
    Operating profit   309     (9)    300    322    (11)          311
    Interest expense
     - net              42      -      42     41      -            41
                    ------- ------ -------------- ------ -------------
    Income before
     income taxes      267     (9)    258    281    (11)          270
    Income taxes        69     (3)     66     64     (4)           60
                    ------- ------ -------------- ------ -------------
                       198     (6)    192    217     (7)          210
    Minority
     interests          (7)     -      (7)   (13)     -           (13)
    Income from
     equity
     investments         4      -       4      5      -             5
                    ------- ------ -------------- ------ -------------
    Income before
     accounting
     change            195     (6)    189    209     (7)          202
    Cumulative
     effect of
     accounting
     change              -      -       -      -      -             -
                    ------- ------ -------------- ------ -------------
    Net Income        $195    $(6)   $189   $209    $(7)         $202
                    ======= ====== ============== ====== =============

    Per share data
    Basic earnings
     per share       $0.60  (0.02)  $0.58  $0.65  (0.02)        $0.63
    Diluted earnings
     per share       $0.59  (0.02)  $0.57  $0.63  (0.02)        $0.61

 Segment Operating Profit:
    North America     $166     (5)   $161   $161     (6)         $155
    Europe              67     (1)     66     72     (1)           71
    South America       43     (1)     42     51     (2)           49
    Asia                22     (1)     21     24     (1)           23
    Surface
     Technologies       11     (1)     10     14     (1)           13
                    ------- ------ -------------- ------ -------------
    Total             $309     (9)   $300   $322    (11)         $311
                    --------------------------------------------------

                    --------------------------------------------------
                      Third Quarter 2005      Fourth Quarter 2005
                    --------------------------------------------------
                    Reported  Adj. Revised Reported  Adj.    Revised
                              (a)                    (a)
                    --------------------------------------------------

 Praxair
  Consolidated:
    Sales           $1,890     $-  $1,890 $2,020     $-        $2,020
    Cost of sales    1,144     (1)  1,145  1,221      -         1,221
    Selling, general
     and
     administrative    243     (9)    252    252     (9)          261
    Depreciation and
     amortization      165      -     165    175      -           175
    Research and
     development        19      -      19     22     (1)           23
    Other income
     (expense) - net    (2)     -      (2)    (5)     -            (5)
                    ------- ------ -------------- ------ -------------
    Operating profit   317    (10)    307    345    (10)          335
    Interest expense
     - net              40      -      40     40      -            40
                    ------- ------ -------------- ------ -------------
    Income before
     income taxes      277    (10)    267    305    (10)          295
    Income taxes       163     (3)    160     80     (4)           76
                    ------- ------ -------------- ------ -------------
                       114     (7)    107    225     (6)          219
    Minority
     interests          (8)     -      (8)    (9)     -            (9)
    Income from
     equity
     investments         2      -       2      4      -             4
                    ------- ------ -------------- ------ -------------
    Income before
     accounting
     change            108     (7)    101    220     (6)          214
    Cumulative effect of
     accounting change          -       -     (6)     -            (6)
                            ------ -------------- ------ -------------
    Net Income        $108    $(7)   $101   $214    $(6)         $208
                    ======= ====== ============== ====== =============

    Per share data
    Basic earnings
     per share       $0.33  (0.02)  $0.31  $0.66  (0.02)        $0.64
    Diluted earnings
     per share       $0.33  (0.02)  $0.31  $0.65  (0.02)        $0.63

 Segment Operating Profit:
    North America     $165     (6)   $159   $193     (6)         $187
    Europe              63     (1)     62     61     (1)           60
    South America       52     (1)     51     56     (1)           55
    Asia                24     (1)     23     25     (1)           24
    Surface
     Technologies       13     (1)     12     10     (1)            9
                    ------- ------ -------------- ------ -------------
    Total             $317    (10)   $307   $345    (10)         $335
                    --------------------------------------------------

    (a) Pro-forma adjustments reflect the impact of expensing stock options and include a change in expense recognition related to full-retirement eligible employees (see Note 1 on page 47 of the 2005 Annual Report.)





    CONTACT: Praxair
             Media:
             Susan Szita Gore, 203-837-2311
             susan_szita-gore@praxair.com
               or
             Investors:
             Elizabeth Hirsch, 203-837-2354
             liz_hirsch@praxair.com